UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

9.875% Senior Notes due 2029 of PHH Escrow Issuer LLC

On November 6, 2024, Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, announced that its subsidiary PHH Escrow Issuer LLC (the “Escrow Issuer”) completed the issuance and sale of $500 million aggregate principal amount of 9.875% Senior Notes due 2029 (the “Notes”). The Notes were sold in an offering exempt from the registration requirements of the Securities Act of 1933, as amended.

The Notes were issued under an indenture, dated November 6, 2024 (the “Indenture”), by and between the Escrow Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee. Interest on the Notes accrues at a rate of 9.875% per annum and is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2025. The Notes will mature on November 1, 2029.

The net proceeds from the issuance and sale of the Notes plus an additional amount in cash that together would be sufficient to redeem the Notes on the latest Special Mandatory Redemption Date (as defined below) (the “Escrowed Property”) were deposited into an escrow account for the benefit of the holders of the Notes until the date on which certain escrow conditions are satisfied, including the consummation of the sale of Onity’s 15% interest in MAV Canopy Holdco I, LLC (the “MAV Sale”) and additional customary closing conditions. Upon satisfaction of the escrow conditions, the Escrowed Property will be released to the Escrow Issuer’s parent company, PHH Corporation (“PHH”) (the date of the satisfaction of such conditions and the release of the escrowed proceeds to PHH, the “Escrow Release Date”), to be used with the combined proceeds of the MAV Sale and cash on hand to redeem all of the outstanding $289 million aggregate principal amount of 7.875% Senior Notes due 2026 of PHH Mortgage Corporation (“PMC”) and all of Onity’s outstanding $285 million aggregate principal amount of 12.00%/13.25% Senior Second Lien Notes due 2027.

If the consummation of the MAV Sale and satisfaction of other escrow conditions do not occur on or prior to March 3, 2025 (the “Escrow End Date”) or the Escrow Issuer notifies the escrow agent in writing that Onity will not pursue the consummation of the MAV Sale, then the Escrow Issuer is required to redeem all of the Notes on the third business day following such date (the “Special Mandatory Redemption Date”) at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Upon the consummation of the MAV Sale and the satisfaction of the other escrow conditions, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply, and PHH will become a co-issuer of the Notes pursuant to a supplemental indenture, to be dated as of the Escrow Release Date, among the Escrow Issuer and PHH, as co-issuers (together, the “Issuers”), and Onity, PMC, PHH Asset Services Corp.(“PAS Corp”), PHH Asset Services Parent LLC (“PAS Parent LLC”) and PHH Asset Services LLC (“PAS LLC), as guarantors (the “Guarantors”), and the Trustee.

Prior to the Escrow Release Date, the Notes will be senior obligations of the Escrow Issuer only, secured by a first priority lien on the Escrowed Property. From and after the Escrow Release Date, the Notes will be the joint and several senior obligations of the Issuers and will be jointly and severally guaranteed by the Guarantors (the “Note Guarantees”). From and after the Escrow Release Date, the Notes and the Note Guarantees will be secured, subject in each case to permitted liens, by a first-priority lien on certain assets pledged by the Issuers and the Guarantors (the “Collateral”), which will largely consist of the (i) the equity interests of the Issuers, PMC, PAS Corp, PAS Parent LLC and PAS LLC and certain immaterial subsidiaries (limited to 65% of the voting stock in the case of any foreign subsidiary, and subject to certain other exceptions) and (ii) the bank accounts and the cash therein of the Issuers and the Guarantors that are not otherwise pledged (or required by applicable law or regulation to remain unencumbered) in connection with securitization facilities, indebtedness secured by Agency MSRs (as defined in the Indenture) and other permitted debt, except that in the case of PMC and PAS LLC, only Available Cash (as defined in the Indenture) shall be pledged.

On or after November 1, 2026, the Issuers may redeem some or all of the Notes at their option at the following redemption prices, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Redemption year	Price
2026	104.938%
2027	102.469%
2028 and thereafter	100.000%

Prior to November 1, 2026, the Issuers may, on any one or more occasions, redeem some or all of the Notes at their option at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus a “make-whole” premium equal to the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (1) the present value at the redemption date of the sum of (A) the redemption price of the Note at November 1, 2026 (such redemption price is set forth in the table above) plus (B) all required interest payments due on the Note through November 1, 2026 (excluding accrued but unpaid interest, if any, to, but excluding such redemption date), such present value to be computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (2) the then outstanding principal amount of such Note, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the redemption date.

In addition, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes at any time on or prior to November 1, 2026, with the net cash proceeds from certain equity offerings by Onity at the redemption price equal to 109.875% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon the occurrence of certain events constituting a change of control (as defined in the Indenture), the Issuers will be required to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

The Indenture contains customary covenants for debt securities of this type that limit the ability of the Escrow Issuer and, on and after the Escrow Release Date, the ability of Onity and its restricted subsidiaries (as defined in the Indenture) to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock, (ii) incur liens, (iii) pay dividends on or make distributions or make other restricted payments, (iv) make investments, (v) consolidate, merge, sell or otherwise dispose of certain assets, and (vi) enter into transactions with certain affiliates of the Company.

The Indenture includes customary events of default, including, among other things, payment default, covenant default, payment defaults and accelerations under other indebtedness, judgment defaults and bankruptcy, insolvency or reorganization affecting the Escrow Issuer, and on and after the Escrow Release Date, Onity and its restricted subsidiaries. A copy of the Indenture and the form of the Notes is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein. The foregoing summary description of the Indenture and the Notes is not intended to be complete and is qualified in its entirety by reference to the complete text of the Indenture (including the form of Note included therein).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On November 6, 2024, Onity issued a press release announcing the completion of the issuance and sale by Escrow Issuer of $500 million aggregate principal amount of Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and the attached press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of November 6, 2024, by and between PHH Escrow Issue LLC and Wilmington Trust, national association, as trustee and collateral trustee.

99.1	Press Release of Onity Group Inc. dated November 6, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: November 6, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer